SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant     ☒

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

HealthWarehouse.com, Inc.
(Name of Registrant as Specified in Its Charter)

Lloyd I. Miller, III
Karen Singer
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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An URGENT MESSAGE from

The Concerned Shareholders of HealthWarehouse.com:

HELP US SAVE OUR COMPANY!

HELP US STOP THE IMPROPER DEALINGS!

Who allows a company to lend an employee and son of a large shareholder almost FOUR HUNDRED THOUSAND DOLLARS ($400,000.00)? Who allows a company to lend this kind of money TO AN INSIDER when it is borrowing THREE MILLION DOLLARS ($3,000,000.00) so it can continue its operations? Who was asleep as these loans were approved? The Current Board of Directors!!

VOTE TO REPLACE THEM!

VOTE THE GOLD CARD!

HELP US STOP THE CORPORATE WASTE!

The media reported that the Current Board of Directors allowed a convicted felon to charge TWENTY FIVE THOUSAND DOLLARS ($25,000.00) to Company credit cards!

The Company’s SEC filings state that the Company paid for credit cards used by the convicted felon’s wife! And all of this happened while the Company’s outside auditor stated that they were unable to complete an audit and deliver financial reports to the shareholders.

Who is enabling this waste? Who authorizes these payments when the Company needs to borrow large sums just to remain in business? The Current Board of Directors!!

VOTE TO REPLACE THEM!

VOTE THE GOLD CARD!

HELP US STOP SHAREHOLDER ABUSE!

Who allows a company to delay its SEC filing obligations?

How does a company not hold shareholder meetings for five years in a row – and then only after a lawsuit was filed by the Concerned Shareholders? Who allows a company to pay a Director almost ONE HUNDRED THOUSAND DOLLARS ($100,000.00) to lead an internal investigation? The Current Board of Directors!!

VOTE TO REPLACE THEM!

VOTE THE GOLD CARD!

It is obvious from the Company’s filings and media reports that the Current Board of Directors has not been protecting their shareholders or overseeing management.

The question all of us should be asking is:

What else don’t we know about this Board and the Company’s Management?

A CHANGE IS NEEDED!

We know this Board and Management have eroded shareholder value. It has wasted corporate assets. Michael Peppel, apparently a key advisor to current management, has been CONVICTED AND SENTENCED to two years in jail, beginning NOW. The media reports that one of the reasons for his INCREASED SENTENCE is due to his IMPROPER DEALINGS WITH THE COMPANY!

HELP US SAVE OUR COMPANY

We, THE CONCERNED SHAREHOLDERS, NEED YOUR HELP to protect all shareholders and their investments. The way to help us is to bring about change:

- CHANGE THE BOARD OF DIRECTORS!

Vote for responsible leadership! Vote to save your investment value!

PLEASE VOTE THE GOLD PROXY CARD!

If you have already voted using management’s white proxy card, we urge you to change your vote by executing the enclosed GOLD proxy card. Only the latest dated proxy card you submit will be counted.

IF YOU WISH TO VOTE WITH US PLEASE VOTE THE GOLD CARD AND DISREGARD AND DESTROY ANY PROXY CARD THAT YOU RECEIVE OTHER THAN THE GOLD PROXY CARD.

TIME IS SHORT – LAUREL HILL CAN ASSIST YOU IN VOTING VIA FAX OR EMAIL!

Shareholders Call Toll Free: 1-888-742-1305

If you have any questions, require assistance in voting your GOLD proxy card, need additional copies of these proxy materials or directions to attend the annual meeting,

Please call Laurel Hill Advisory Group LLC at the phone numbers listed below.

Laurel Hill Advisory Group LLC

2 Robbins Lane, Suite 201

Jericho, NY 11753

Shareholders Call Toll Free: 1-888-742-1305

Banks and Brokers Call Collect: 516-933-3100